Unique Technologies, Strong Synergies

Complete Solutions

POWERING A CLEANER WORLD

THE WALL STREET ANALYST FORUM

August 15-16, 2007

New York City, New York

What is VISTA about?

Vista, a unique private technology holding company which devotes itself to the creation and expansion of businesses with innovative products, technologies and services over the globe.

                                V  –                  Vision

                                I   –                   Integrity

                                S   –                 Science

                                T   –                Technology

                                A   –               Alternative Fuels & Energy

Vista’s View of the World Resources

We live in a world where natural resources are
growing scarce.

Today’s broadly used methods and technologies are
outdated, inefficient, and often obsolete.

Serious air, water, light, and power issues require
cutting-edge solutions – now.

Today’s attention is on wind (class 4 or higher),
geothermal, solar and nuclear technologies.

These technologies do not address the growing
problems of waste and latent energy in waste.

It is time now to create a healthier, cleaner, and
“greener” world.

What VISTA Offers

Proven innovative products, technologies and services that  protect and heal our environment in a manner that is environmentally conscious and sound:

High Octane Alcohol from Synthesis Gas

Energy Saving and Full Spectrum Lights

Low Wind Speed Generators

Efficient Power Generation Equipment

Recent Ownership Interest in Nathaniel Energy

What Nathaniel Energy brings to VISTA!

Small cap publicly fully reporting company

                - OTC BB (NECX.OB), formed in 1998

Gasifier's

                – gasification technology units developed &
tested for commercial applications over 15 years

State-licensed tire fuel processing facility

                - produces Tire Derived Fuel (TDF)

Broad corporate vision of commercializing its
patented gasification technology on a global basis
supported by a new  management team.

Nathaniel Energy New Executive Team

Barry J. Kemble (CEO )

25+ years of operations and business management

International business experience

Start-up, turn around, and large company background

Design and implementation of corporate infrastructures & governance

Product management & commercialization expertise

Timothy Peach (CFO )

25+ years of finance, administration and operations

Senior level finance executive with international technology companies

Hands on corporate restructuring and operation improvement background

Successful IPO experience

CPA/MBA

Vista International (Project Development)

18+ years in development of projects on a global basis

Extensive experience in raising capital for and developing international and domestic markets for innovative technologies

Potential project pipeline in $ Billion utilizing Vista International technologies

Effective domestic and international governmental contacts

The New Nathaniel Energy Expectations

Change the Name:

Vista International Technologies, Inc.

New Controlling Interest and Management

Vista International, Inc. specializing in cutting edge renewable and energy saving technologies to offer one total solution

New Vision

Focus on renewable energy to reduce our global energy and waste problems

Partner with US firms to manufacture products for global distribution, creating US jobs and exports

Link technologies synergistically that provide a competitive advantage over other waste disposal and renewable energy technology companies

Nathaniel Energy Gasification

The Thermal Gasifier™ efficiently
converts hydro-carbon based waste
into thermal energy

Exceeds EPA and EU Emission
Standards

Multiple by-products (power,
steam, chemicals, synthesis gas)

Modular- application to meet fuel
availability

Cost competitive

You are either the biggest or you are unique, we choose to be unique

We build smaller units which meet our commercial and industrial client needs

Proprietary patented technology.

- Total of Six U.S. Patents Issued Over 20 Years

- One U.S. & One European Patent Pending

Multi-stage gasification system

Creates economical clean electrical and thermal energy

23 Thermal Gasifier’s ™ were tested, built and/or sold around the world

Engineering multiple model units including a portable unit

Nathaniel Energy Thermal Gasifier™

Two 1800 BHP Thermal Gasifier

- Capable of producing 6.6MW

- Enel Purchasing 6MW

Nathaniel Energy

Gasification - Italy Commercial Scale

Nathaniel Energy

Fuel Processing Division - Tires

Licensed Tire Recycling,
Processing & Storage Facility

Processes waste tires into Tire
Derived Fuel (TDF)

Sales of TDF to regional cement
kilns & paper mills

100% of production is sold

Currently the only state licensed
facility in Dallas/Ft. Worth area
for production and storage

Expect in 2007/2008 to combine
gasification for energy and fuel
production

Expected Synergies from
Combined Technologies

A Vista partner provides technology that converts synthesis gas into a high grade alcohol

Nathaniel Energy’s gasification process expected to be engineered to produce alcohol

Market value greater than ethanol due to higher octane rating

  Mixed or blended with existing petroleum based fuels results in lower emissions, cleaner air, reduced oil dependence

Can be used as straight fuel for automobiles with minor engine adjustments

EPA approved

Vista’s Investment into Nathaniel Energy

Expected $2,000,000 initial investment in NECX

Over two years of business development in the waste-to-energy/fuels market in these following countries:

China

Mexico

Europe

West Indies

USA

Project

Nathaniel Energy gasification technology expected to be used in project in
Li Xian, China (south east of Shanghai) processing approximately 450K tons of waste straw per year and 250 MSW TPD.  This project is expected to be build, own and operate.

Strategic Partners via its Affiliate, Vista International

Who:

Wilcox/Devere – Engineering, Design, Construction, Manufacturing

Principle offices in Michigan and Arizona

More than 40 years in business

More than 1000 employees

International project experience

Experience with constructing ethanol plants, water treatment facilities

APP – Asia Pacific Partnership – US, China, Korea, Japan, Australia, India

   Partners include several NYSE firms

   Purpose to develop sustainable economies within these countries

McKenna, Aldridge & Long - Corporate Counsel - International and Domestic

In Closing

Our Vision at the “New Nathaniel Energy” in
conjunction with our affiliate Vista International
is to be a force for economic grow and provide a
legacy of a healthier, cleaner and safer
environment.  We do this with proven
environmentally safe energy and energy related
technologies.

We wish to thank you for allowing us to present to
you the “ New Nathaniel Energy” an affiliate of
Vista International, Inc.

Contact Information

Nathaniel Energy Corporation.

8001 S. InterPort Blvd.

Suite 260

Englewood, CO 80112

Corporate: 303-690-8300

Email Address: info@vistainternational.net

             Website: www.vistainternational.net

Vista International, Inc.

8310 S Valley Hwy,  Suite 300

Englewood, CO 8012

Corporate: 720-222-3032

Statements in this presentation other than historical facts are “Forward-Looking” statement within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Since these statements involve risks and uncertainties and are subject to change at any time, Nathaniel Energy Corporation’s actual results could differ materially from expected results.  Future operating results of the company are impossible to predict and no representation, guarantee, or warranty is to be inferred from those forward-looking statements. Readers are advised to review the “Forward-Looking
Statements” section included in our reports, Proxy Statements, Information Statements and Registration Statements which are filed with the Securities and Exchange Commission.